SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           October 17, 2006
                             --------------
              Date of Report (Date of earliest event reported)


                        WATAIRE INTERNATIONAL, INC.
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
----------                                    ----------
(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

#300, Warner Center, 21550 Oxnard Street
Woodland Hills, California                   91367
----------------------------              ---------
(Address of principal executive offices)  (Zip Code)

                            877-602-8985
                            ------------
          Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On October 17, 2006, Wataire International, Inc. (the "Company" or the "Registrant") sold 2,083,333 restricted shares of its Common Stock, $0.0001 par value per share (the "Shares"), in consideration for USD $1,000,000 to P204 Enterprises Ltd.

In connection with the sale of the Shares, the Company issued to P204 Enterprises Ltd. a warrant to purchase 2,083,333 shares of common stock of the Company (the "Warrant"). On the condition that the Warrant is exercised on or before April 30, 2007, the exercise price of the Warrant shall be USD $0.85 per share; on the condition that the Warrant is exercised on or before October 31, 2007, the exercise price of the Warrant shall be USD $1.00 per share; and on the condition that the Warrant is exercised on or before April 30, 2008, the exercise price of the Warrant shall be USD $1.15 per share. The Warrant shall expire at 5:00 PM (California time) on April 30, 2008.

The Company issued the Shares and the Warrant pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.



C)  EXHIBITS

Exhibit      Description
-------	   -----------------


99.1        Subscription Agreement between Wataire International, Inc.
            and P204 Enterprises Ltd.

99.2	    Warrant Agreement between Wataire International, Inc.
            and P204 Enterprises Ltd.




                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   October 20, 2006
                                        By:  /s/ ROBERT ROSNER
                                            -----------------------
                                             ROBERT ROSNER
                                             President, Director